Exhibit 10.14

AMENDMENT TO LOAN AGREEMENT

This AMENDMENT (the “Amendment”) is made as of this 26 day of February, 2017, by and among Mr. Yacov Geva, Passport No.                   , residing at                                    , London W1U 6QQ, United Kingdom (the “Lender”), and G Medical Innovations Holdings Limited, a company incorporated under the laws of the Cayman Islands (former LG Medical Innovation Ltd.), having its registered address at P.O. Box 10008, Willow House, Cricket Square, Grand Cayman, KY1-1001, Cayman Islands (the “Borrower”, and together with the Lender the “Parties”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Loan Agreement (as defined below):

WHEREAS, on December 19, 2016 the Lender and the Borrower entered into that certain Loan Agreement under which the Lender made available to the Borrower a loan in an aggregate amount of up to US$600,000 (the “Loan Agreement” and the “Loan Amount”, respectively); and

WHEREAS, the Lender and the Borrower desire to amend certain provisions of the Loan Agreement in the manner set forth below;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises made therein the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendment. The Language of Section 1.3 to the Loan Agreement shall be amended in its entirety to read the following:

“1.3 Repayment Date. Subject to Section 2.1 below, the Borrower shall repay the Lender the outstanding Loan Amount plus all accrued interest (the “Total Loan Amount Repayable”) in two equal installments after the commencement of sales of the Company’s products (the “Commencement Date”) as follows: (i) 3 (three) months following Commencement Date; and (ii) 6 (six) months following the “Commencement Date.”

2. No Other Amendments. Except to the extent amended hereby all of the definitions, terms provision and conditions set forth in the Loan Agreement are hereby ratified and confirmed and remain in full force and effect. The Loan Agreement and this Agreement shall be read and construed together as a single instrument.

3. Governing Law. This Amendment shall for all purposes be construed in accordance with and governed by the laws of the State of Israel. The competent courts in the Tel Aviv-Jaffa district, Israel have exclusive jurisdiction over any dispute or claim arising in connection with or as a result of this Amendment, to the exclusion of any other jurisdiction or venue.

4. Counterparts. This Amendment may be executed in two or more counterparts and the signatures delivered by facsimile or electronic mail, each of which shall be deemed an original, with the same effect as if the signatures were upon the same instrument and delivered in person.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date written above.

LENDER:	BORROWER:

Yacov Geva	G Medical Innovations Holdings Limited

/s/ Yacov Geva	By:	/s/ Kenneth R. Melani
	Name:	Kenneth R. Melani
	Title:	Chairman of the Board

[Signature page to the Amendment to the Loan Agreement – February 2017]